Exhibit 10.1
VOTING AGREEMENT
     VOTING AGREEMENT, dated as of December ___, 2006 (this “Agreement”), by and among each of the shareholders identified in Schedule I hereto (each of the foregoing, a “Shareholder” and, collectively, the “Shareholders”) and Luminex Corporation, a Delaware corporation (“Parent”).
     WHEREAS, concurrently with the execution of this Agreement, Parent and Tm Bioscience Corporation, a corporation existing under the laws of the Province of Ontario (“TMB” or the “Company”), are entering into a Merger Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Parent proposes to acquire (the “Arrangement”) all of the outstanding common shares in the capital of the Company (the “Common Shares”) by way of a Plan of Arrangement under the Business Corporations Act (Ontario).
     WHEREAS, as of the date hereof, each Shareholder Beneficially Owns the number of Common Shares set forth opposite such Shareholder’s name on Schedule I hereto.
     WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders have agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares set forth herein.
     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Capitalized Terms. For the purposes of this Agreement, capitalized terms used and not defined herein shall have the respective means ascribed to them in the Merger Agreement
     Section 1.02 Other Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
     (a) “Beneficial Ownership” by a person of any securities includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security, and shall include “beneficial ownership” as defined in the Securities Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities which such person has, at any time during the term of this Agreement, the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

     (b) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
     (c) “Covered Shares” means, with respect to any Shareholder, such Shareholder’s Existing Shares, together with any Common Shares or other voting share capital of the Company and any securities convertible into or exercisable or exchangeable for Common Shares or other voting share capital of the Company, in each case that such Shareholder acquires Beneficial Ownership of on or after the date hereof
     (d) “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.
     (e) “Existing Shares” means, with respect to each Shareholder, the number of Common Shares Beneficially Owned (and except as may be set forth on Schedule I hereto, owned of record) by such Shareholder, as set forth opposite such Shareholder’s name on Schedule I hereto.
     (f) “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.
     (g) “Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a person.
     (h) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
ARTICLE II
VOTING
     Section 2.01 Agreement to Vote. Each Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the TMB Meeting and at any other meeting of the Shareholders of the Company, however called, including any adjournment or postponement thereof, such Shareholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon:

     (a) appear at each such meeting or otherwise cause the Covered Shares as to which such Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and
     (b) vote (or cause to be voted), in person or by proxy, all of the Covered Shares as to which such Shareholder controls the right to vote (i) in favor of the approval and adoption of the Arrangement; (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Arrangement or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement; and (iii) against any TMB Acquisition Proposal and against any other action, agreement or transaction that is prohibited by the Merger Agreement or that would otherwise interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Arrangement or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Shareholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Arrangement); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company in office on the date of this Agreement; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure.
     Section 2.02 No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER
     Each Shareholder hereby represents and warrants severally (and not jointly and severally), to Parent as follows:
     Section 3.01 Organization; Authorization; Validity of Agreement; Necessary Action. Each Shareholder that is not an individual is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Shareholder has full power and capacity to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of such Shareholder or any shareholder thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 3.02 Ownership. Schedule I sets forth, opposite each Shareholder’s name, the number of Common Shares over which such Shareholder has beneficial ownership as of the date hereof. Each Shareholder’s Existing Shares are, and all of the Covered Shares owned by such Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned by such Shareholder. As of the date hereof, such Shareholder’s Existing Shares constitute all of the Common Shares Beneficially Owned or owned of record by such Shareholder. Other than in connection with the Company’s stock option or other incentive plans, no Shareholder nor any Affiliate of a Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company.
     Section 3.03 No Violation. The execution and delivery of this Agreement by each Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of such Shareholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to the Shareholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which such Shareholder or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair the ability of such Shareholder to perform its obligations hereunder on a timely basis.
     Section 3.04 Consents and Approvals. The execution and delivery of this Agreement by each Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.
     Section 3.05 Absence of Litigation. There is no claim, action, proceeding or investigation pending or, to the knowledge of any Shareholder, threatened against or affecting any Shareholder or any of their respective Affiliates before or by any Governmental Entity that could reasonably be expected to impair the ability of any Shareholder to perform its obligations hereunder on a timely basis.
     Section 3.06 Reliance by Parent. Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon each Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

ARTICLE IV
OTHER COVENANTS
     Section 4.01 Prohibition on Transfers, Other Actions. Each Shareholder hereby agrees not to (i) Transfer any of its Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Shareholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could restrict or otherwise affect such Shareholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void. Each Shareholder also agrees not to engage in any transaction with respect to any of the Covered Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement.
     Section 4.02 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Common Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
     Section 4.03 No Solicitation. Except only and to the limited extent as may otherwise be specifically permitted pursuant to Sections 4.4 and 4.5 the Merger Agreement, each Shareholder hereby agrees that during the term of this Agreement he, she or it shall not, and shall not permit any of his, her or its Subsidiaries, Affiliates or Representatives to, directly or indirectly through another person, (i) solicit, initiate, knowingly encourage or facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding a TMB Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any TMB Acquisition Proposal, or (iii) enter into any agreement, arrangement or understanding related to any TMB Acquisition Proposal. Each Shareholder hereby represents that, as of the date hereof, it is not engaged in any discussions or negotiations with respect to any TMB Acquisition Proposal and agrees immediately to cease and cause to be terminated all discussions or negotiations with any person conducted heretofore with any person other than Parent with respect to any proposal that constitutes, or may reasonably be expected to lead to, a TMB Acquisition Proposal, and will take the necessary steps to inform its affiliates and Representatives of the obligations undertaken by such Shareholder pursuant to this Agreement, including this Section 4.03. Each Shareholder also agrees that any violation of this Section 4.03 by any of its affiliates or Representatives shall be deemed to be a violation by such Shareholder of this Section 4.03.
     Section 4.04 Directors’ Duties. Notwithstanding Section 4.03, if an individual Shareholder is also a director or officer of the Company, the foregoing provisions shall not prevent such Shareholder, when acting solely in his role as a director or officer of the Company from (i) providing information, as required by law, or making disclosures to the Company’s shareholders, as required by law, with respect to any submission or proposal unsolicited after November 17, 2006 regarding a TMB Acquisition Proposal, if in the opinion of the Company’s board of directors, following consultation with outside counsel, such response or disclosures are required by applicable law or (ii) otherwise acting in a manner strictly consistent with the limited and permitted exceptions provided in Sections 4.4 and 4.5 of the Merger Agreement.

     Section 4.05 Notice of Acquisitions, Proposals Regarding Prohibited Transactions.
     (a) Each Shareholder hereby agrees to notify Parent in writing of the number of any additional Common Shares or other securities of the Company of which such Shareholder acquires Beneficial Ownership on or after the date hereof, such notice to be delivered by such Shareholder as promptly as practicable (and in any event within three Business Days of such acquisition).
     (b) Each Shareholder hereby agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) in writing of any inquiries or proposals (other than inquiries or proposals which are made to TMB itself), which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, such Shareholder or any of its affiliates with respect to any TMB Acquisition Proposal or any other matter referred to in Section 4.03 (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be). Such Shareholder will keep Parent fully informed in all material respects of any related developments, discussions and negotiations relating to the matters described in the preceding sentence (including any change to the proposed terms thereof) and shall provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written materials sent or provided to such Shareholder or any of its Subsidiaries from any person that describes the terms or conditions of any TMB Acquisition Proposal or other proposal that is the subject of any such inquiry, proposals or information requests.
     Section 4.06 Waiver of Appraisal Right. To the fullest extent permitted by applicable law, each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable Law.
     Section 4.07 Fiduciary obligations. Parent agrees and acknowledges that the Shareholders are bound hereunder solely in their capacity as shareholders of the Company and that the provisions hereof shall not be deemed or interpreted to bind them in their capacity as directors or officers of the Company.
     Section 4.08 Further Assurances. From time to time, at Parent’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, each Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable Law or in the Circular such Shareholder’s identity and ownership of its Covered Shares and the nature of such Shareholder’s obligations under this Agreement.
ARTICLE V
MISCELLANEOUS
     Section 5.01 Termination. This Agreement shall remain in effect until the earlier to occur of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms, and after the occurrence of such applicable event this Agreement shall terminate and be of no further force; provided, however, that (A) each Shareholder shall have the right to terminate this Agreement by written notice to Parent if the terms of the Merger Agreement are amended or waived without the written consent of such Shareholder, but only if such amendment or waiver creates any additional condition to the consummation of the Merger, decreases the value of the consideration to be received by the Shareholders in the Merger, changes the form of the consideration to be received by the Shareholders in the Merger or otherwise adversely affects such Shareholder in any material respect. The provisions of this Section 5.01 and of Sections 5.05 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.01 and no termination of this Agreement shall relieve or otherwise limit any party of liability for breach of this Agreement.
     Section 5.02 No Control. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company’s operations.
     Section 5.03 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
     Section 5.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)	If to Parent, at:
Bass, Berry & Sims PLC
Amsouth Center
Suite 2700
315 Deaderick Street
Nashville, TN 37238
Attention:          Howard Lamar
Telecopier No.: (615) 742-2709
with copies (which shall not constitute notice) to:
Blake, Cassels & Graydon LLP
World Exchange Plaza
20th Floor
45 O’Connor Street
Ottawa, Ontario, Canada
Attention:          Eric Elvidge
Telecopier No.: 613-788-2247
(b)	if to any Shareholder, to:

with copies (which shall not constitute notice) to:
(c)	if to the Company, to:
Tm Bioscience Corporation:
439 University Avenue
Suite 900
Toronto, Ontario
M5G 1Y8
Attention:          Gregory C. Hines
Telecopier No.: (416) 593-1066
with a copy (which shall not constitute Notice) to:
Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9
Attention:          Curtis Cusinato and Kenneth Pogrin
Telecopier No.: (416) 947-0866
     Section 5.05 Interpretation. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.
     Section 5.06 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     Section 5.07 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

     Section 5.08 Governing Law; Specific Performance; Consent to Jurisdiction; Waiver of Jury Trial.
     (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the Province of Ontario, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof
     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.
     (c) Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.09.
     Section 5.09 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and each Shareholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Shareholders.
     Section 5.10 Remedies.
     (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
     (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     Section 5.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
     Section 5.12 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, successors and permitted assigns, as the case may be. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, executors, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

LUMINEX CORPORATION
By:
Name:
Title:

Witness	Name of Shareholder:

SCHEDULE I
Beneficial Ownership of Covered Shares

Name and Address of Shareholder	Covered Shares

See attached schedule